                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1998

                                                                 March 30, 1998
                                                              Hamilton, Bermuda

TO THE SHAREHOLDERS OF TERRA NOVA (BERMUDA) HOLDINGS LTD.

  The Annual General Meeting of Terra Nova (Bermuda) Holdings Ltd. (the "Company") will be held on Monday, May 4, 1998, at 2:00 p.m. at the Bermuda Underwater Exploration Institute, East Broadway, Pembroke, Bermuda, for the following purposes:

  1. To elect eleven Directors to hold office until the 1999 Annual General Meeting of Shareholders or until their successors are elected and qualified.

  2. To appoint Coopers & Lybrand, Bermuda to act as the independent auditors of the Company for the fiscal year ending December 31, 1998.

  3. To ratify the Non-Employee Directors Share Unit Plan, adopted by the Directors on May 5, 1997, in order to provide that non-employee Directors may defer annual retainer compensation and have it deemed invested in Class A Ordinary Shares.

  4. To amend the 1995 Executive Share Option Plans, primarily to increase the number of Ordinary Shares of the Company issuable and reserved for issuance upon exercise of options by 7% of outstanding Ordinary Shares, and to extend the time permitted for exercise of options on the occurrence of certain events.

  5. To transact such other business, if any, as may be lawfully brought before the meeting.

  Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 10, 1998 are entitled to receive notice of and to vote at the Annual General Meeting.

  PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER WANT TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT ON THE FOLLOWING PAGES.

                                          By order of the Board of Directors,

                                          /s/ William O. Bailey

                                          William O. Bailey
                                          Chairman, President and Chief
                                          Executive Officer

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                     RICHMOND HOUSE, 12 PAR-LA-VILLE ROAD
                            HAMILTON HM 08 BERMUDA

                                PROXY STATEMENT

                FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1998

                     GENERAL INFORMATION FOR SHAREHOLDERS

  The Board of Directors of Terra Nova (Bermuda) Holdings Ltd. (the "Company") is soliciting the enclosed proxy to be voted at the Annual General Meeting of the Company to be held at 2:00 p.m. on May 4, 1998 at the Bermuda Underwater Exploration Institute, East Broadway, Pembroke, Bermuda, and any adjournments thereof. When the proxy is properly executed and returned, the Class A Ordinary Shares it represents will, subject to any direction to the contrary, be voted at the meeting in favor of the matters specified in the attached "Notice of Annual General Meeting of Shareholders".

  Any shareholder giving a proxy may revoke it prior to its exercise by providing the Secretary of the Company with written notice of revocation, by voting in person at the Annual General Meeting or by executing a later-dated proxy. However, such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

  Shareholders of record as of the close of business on March 10, 1998 will be entitled to vote at the meeting, with each Class A Ordinary Share entitling the holder of record on such date to one vote. As of March 10, 1998, there were outstanding 24,132,961 Class A Ordinary Shares, par value US$5.80 per share ("Class A Ordinary Shares"), of the Company entitled to vote at the meeting. As of the same date there were 1,796,217 Class B Ordinary Shares outstanding, par value US $5.80 per share, which have no voting rights.

  The election of each nominee for director, and the approval of all other matters to be voted upon at the Annual General Meeting, require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons present in person or by proxy holding more than 50% of the issued and outstanding Class A Ordinary Shares entitled to vote at the Annual General Meeting. Class A Ordinary Shares owned by shareholders electing to abstain from voting will be counted toward the presence of a quorum. However, such Class A Ordinary Shares and Class A Ordinary Shares owned by shareholders (including brokers) not voted in person or by proxy at the Annual General Meeting will not count towards the majority needed to elect a director or approve any other matter before the shareholders. Thus, abstentions and broker non-votes will not be included in the vote totals and will not affect the outcome of those votes.

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are being mailed to shareholders on or about March 31, 1998.

  Other than the approval of the minutes of the 1997 Annual General Meeting, the Company knows of no specific issue to be brought before the Annual General Meeting other than the matters referred to in this Notice of Annual General Meeting and Proxy Statement. If any such issue comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgement.

                             ELECTION OF DIRECTORS

                            (ITEM 1 ON PROXY CARD)

  The Company's By-laws provide that all of the Company's Directors shall be elected for a term expiring at the next following Annual General Meeting of Shareholders or until their successors are elected and qualified. The Board of Directors has nominated Mark J. Byrne, John J. Dwyer, Robert S. Fleischer, Allan W. Fulkerson, Steven J. Gilbert, David L. Jaffe, Hugh P. Lowenstein, Philip F. Petronis, John Riddick Nigel H.J. Rogers and Jerry S. Rosenbloom, for consideration by the Shareholders. Each of the nominees, except Mr. Rosenbloom, is presently a member of the Board having been elected by Shareholders at a prior meeting. At its February 6, 1998 meeting, the Board of Directors nominated Mr. Rosenbloom as a candidate for election as a Director. The Board of Directors of the Company announced on November 4, 1997 that William O. Bailey would retire at the Annual General Meeting as the Chairman, President and CEO of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

  It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. All of the Director nominees have consented to serve, if elected, but if any nominee is unable to serve, the persons named as proxies will exercise their discretion to vote for such other person as the Board of Directors may designate to replace the nominee.

  Certain information with respect to the nominees for election as directors proposed by the Company is set forth below. (Please refer to the list of full company names at the end of this section.)

MARK J. BYRNE

  Mark J. Byrne has been a Director of the Company since November 1996 and was a director of Terra Nova (Bermuda) from December 1994 to November 1996. Mr. Byrne is Chairman and President, West End Capital Management (Bermuda) Limited. Mr. Byrne previously was the Managing Director, Global Fixed Income Arbitrage, Credit Suisse First Boston. Age 36.

JOHN J. DWYER

  John J. Dwyer has been Deputy Chairman of the Company since May 1995 and President and a director of Terra Nova (Bermuda) since March 1995. He is a director of UK Holdings and TN SAS and was a director of Octavian and TN Capital from 1995 through December 1997 and January 1998, respectively. From May 1960 to August 1994, Mr. Dwyer was employed in various positions with Aetna Inc. Age 60.

ROBERT S. FLEISCHER

  Robert S. Fleischer has been a Director of the Company since December, 1994. Mr. Fleischer is currently a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation Inc. ("DLJSC") and has been employed in various positions by DLJSC since 1978. Age 55.

ALLAN W. FULKERSON

  Allan W. Fulkerson has been a Director of the Company since December 1994. Mr. Fulkerson has been President and a director of Century Capital Management Inc., an investment management firm, ("Century Capital") since April, 1992, and President and a director of Massachusetts Fiduciary Advisors, Inc., an investment management firm, ("Massachusetts Fiduciary") since January 1976. Mr. Fulkerson has been Chairman of Century Shares Trust since 1976. He is also a director of HCC Insurance Holdings, Inc., Mutual Risk Management Ltd., and Wellington Underwriting plc. Age 64.

STEVEN J. GILBERT

  Steven J. Gilbert has been a Director of the Company since December 1994. Mr. Gilbert is the Chairman of Gilbert Global Equity Partners (Bermuda) Ltd, and was the Managing General Partner of Soros Capital LP, the principal venture capital and leveraged transaction entity of Quantum Group of Funds, from 1992 to 1996. He is the Managing Director of Commonwealth Capital Partners LP, a private equity investment fund, and a limited partner of Chemical Venture Partners, which he founded. He is also a director of NFO Worldwide, Inc., Uromed, Inc., Veritas-DGC, Inc., Sydney Harbour Casino Holdings, Ltd., GTS-Duratek, Inc., and ESAT Telecom, Ltd. Age 50.

DAVID L. JAFFE

  David L. Jaffe has been a Director of the Company since December 1994 and was a director of Terra Nova (Bermuda) from December 1994 to November 1996. Mr. Jaffe has been a Managing Director of DLJ Merchant Banking, Inc. ("DLJMB") since January 1995 and has been employed in various positions by DLJMB or DLJSC since 1984. He is also a director of EZ Buy: EZ Sell Recycler Corporation, OSF Holdings Inc., (Toronto Stock Exchange), OHA Financial Inc., Brand Scaffold Services, Inc., Pharmaceutical Fine Chemicals SA and Duane Reade Inc. Age 39.

HUGH P. LOWENSTEIN

  Hugh P. Lowenstein has been a Director of the Company since December 1994 and was a director of Terra Nova (Bermuda) from December 1994 to November 1996. From March 1987 to June 1994, Mr. Lowenstein was a Managing Director of DLJSC. Mr. Lowenstein is the founder and owner of Shore Capital Limited, a Bermuda-based consulting and investment firm ("Shore Capital"). Shore Capital currently provides consulting services to DLJSC. He is also a director of Century Business Services Inc. Age 67.

PHILIP F. PETRONIS

  Philip F. Petronis has been a Director of the Company since December 1994. Effective April 15, 1998, Mr. Petronis will become an Executive Vice President with Guy Carpenter & Company, Inc. Mr. Petronis currently is a Principal of Marsh & McLennan Risk Capital Corporation and a former Managing Director of Marsh & McLennan Inc., having served in those positions since 1992 and 1984, respectively. He is also a director of First American Insurance Company, Seneca Insurance Company, National Alliance Insurance Company and Venton Underwriting Ltd. He is past Chairman of the National Association of Insurance Brokers. Age 48.

JOHN RIDDICK

  John Riddick has been Deputy Chairman of the Company since December 1994. Mr. Riddick has also been Chairman of the Board and Managing Director of UK Holdings since 1994 and a director of Terra Nova since 1977, Managing Director of Terra Nova since 1979, a director of Octavian from 1995 to 1998 and of Corifrance and TN SAS since September, 1997. Mr. Riddick also serves as Chairman of the Board of Terra Nova Pension Trustee Limited and Terra Nova Asset Management Limited, each of which is a wholly owned subsidiary of UK Holdings. Mr. Riddick was a director of TN Capital from 1995 through January 1998. Age 51.

NIGEL H.J. ROGERS

  Nigel H.J. Rogers has been Deputy Chairman of the Company since January 1996. Mr. Rogers has served as Managing Director of Octavian since January 1996. He has been a member of Lloyd's since the 1982 year of account. Mr. Rogers also serves as a director of UK Holdings, Terra Nova, TN Capital and TNAM. Age 48.

JERRY S. ROSENBLOOM

  Jerry S. Rosenbloom has been nominated to become a Director of the Company. Dr. Rosenbloom is the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania where he has been a member of the faculty since 1974. He served as Chairman of the Department of Insurance and Risk Management at the Wharton School from 1989 to 1994. Dr. Rosenbloom is also a director of Annuity and Life Re (Holdings) Ltd., Harleysville Mutual Insurance Company and Mutual Risk Management. Age 58.

                                 COMPANY NAMES

            Terra Nova (Bermuda) Holdings Ltd. ("The Company")
            Terra Nova Insurance (UK) Holdings plc. ("UK Holdings")
            Terra Nova Insurance Company Limited ("Terra Nova")
            Terra Nova (Bermuda) Insurance Company Ltd ("Terra Nova (Bermuda)") Terra Nova Nova Capital Limited ("TN Capital")
            Terra Nova Asset Management Limited ("TNAM")
            Octavian Syndicate Management Limited ("Octavian")
            Compagnie de Reassurance d'Ile de France, Corifrance ("Corifance") Terra Nova S.A.S. ("TN SAS")

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  The following table provides information regarding the Directors and executive officers of the Company in addition to Messrs. Dwyer, Rogers, Riddick, Byrne, Fleischer, Fulkerson, Gilbert, Jaffe, Lowenstein and Petronis. Biographical information for each such Director and executive officer follows the table.

                   NAME                 AGE                TITLE
                   ----                 ---                -----
     William O. Bailey................   71 Chairman, President and Chief
                                             Executive Officer
     Jean M. Waggett..................   56 Senior Vice-President, Secretary and
                                             General Counsel
                                            Director of Terra Nova (Bermuda)
                                            Director of Corifrance
     William J. Wedlake...............   41 Senior Vice-President and Chief
                                             Financial Officer
                                            Director of UK Holdings
                                            Director of Terra Nova
                                            Director of TN Capital
                                            Director of Corifrance
     Ian L. Bowden....................   54 Director of Terra Nova
                                            Director of TNAM
     Richard J. Edmunds...............   54 Director of Terra Nova
                                            Managing Director of TNAM
     John O'Neill.....................   48 Group Chief Actuary

  William O. Bailey has been the Chairman, President and Chief Executive Officer of the Company since 1993. Mr Bailey was a director of Terra Nova from 1988 through 1997 and was a director of UK Holdings and Chairman of each of Terra Nova and Terra Nova (Bermuda) from 1994 through 1997. From 1987 to 1993, Mr. Bailey served as Chairman of the Board of MBIA, Inc. and its operating company, Municipal Bond Investors Assurance Corporation, and was Chief Executive Officer of both companies from 1987 to 1992. Mr. Bailey was the President and Chief Operating Officer of Aetna Life & Casualty Co. from 1976 to 1987 and Vice Chairman from 1987 to 1988. He is a trustee of Century Shares Trust ("Century Shares").

  Jean M. Waggett has been the Senior Vice President, Secretary and General Counsel of the Company since March 1996. Ms. Waggett has been a director of Terra Nova (Bermuda) since November 1996, and Corifrance since September 1997. From 1980 until February 1996, Ms. Waggett was employed in various positions with Aetna.

  William J. Wedlake has been the Senior Vice President and Chief Financial Officer of the Company and a director and Chief Financial Officer of UK Holdings and Terra Nova since September 1996. Mr. Wedlake has been a director of Corifrance since September 1997 and of TN Capital since December 1997. From 1993 to 1996, Mr. Wedlake was Finance Director (UK & Ireland) of GRE and from 1987 to 1993 Finance Director (UK) of Schroders.

  Ian L. Bowden transferred to TNAM in 1996 having been Director of Fixed Interest Investment of Terra Nova since 1986. Mr. Bowden serves as a director of Terra Nova and TNAM.

  Richard J. Edmunds transferred to TNAM in 1996 having been Director of Investments of Terra Nova since January 1981 and a director since April 1986. He has also been Managing Director of TNAM since 1994.

  John E. O'Neill is the Group Chief Actuary of the Company and previously was the Chief Actuary of Terra Nova since 1994. From 1991 to 1994, Mr. O'Neill was an associate of Bacon & Woodrow, an actuarial and management consulting firm. From 1989 to 1991, Mr. O'Neill was the group actuary of Robert Fleming/Save & Prosper Group.

  Directors of the Company serve one-year terms or until the election of their respective successors. Officers of the Company serve at the discretion of the Board.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  During the year ended December 31, 1997, there were five meetings of the Board of Directors of the Company (including four regularly scheduled meetings and one special meeting). Each incumbent Director who served on the Board during the full fiscal year 1997 attended at least 75% of the aggregate of such meetings and of the meetings held by all Committees of the Board of which such Director was a member, except for Mr. Gilbert who attended 50% of such meetings.

  The Board of Directors has established an Executive Committee, Audit Committee, Compensation Committee, Financial Policy Committee and Underwriting Review Committee. The activities of each Committee are discussed below.

EXECUTIVE COMMITTEE

  The Executive Committee of the Board of Directors has authority to exercise all the powers and authorities of the Board of Directors between meetings of the full Board of Directors except as expressly limited by applicable law or the Company's By-laws. The Executive Committee also has responsibility for succession planning and transition oversight. The Executive Committee is comprised of Messrs. Bailey, Byrne, Fulkerson, Jaffe, and Petronis. One meeting of the Executive Committee was held in 1997.

AUDIT COMMITTEE

  The Audit Committee, composed entirely of non-management directors, annually recommends to the Board a firm of independent public accountants to serve as auditors. The Committee meets with the appointed auditors to review the scope and results of their audit, their audit report and their fees for services. The Audit Committee is comprised of Messrs. Fleischer, Byrne, Gilbert and Lowenstein. The Audit Committee held two meetings in 1997.

COMPENSATION COMMITTEE

  The Compensation Committee has responsibility for establishing overall compensation policy, determining the compensation of the Chairman and Chief Executive Officer, reviewing and approving compensation recommendations made by the Chief Executive Officer for the executive officers of the Company and authorizing option grants to eligible employees under the Company's Executive Stock Option Plans. No member of the Compensation Committee is a member of management or is eligible for compensation from the Company other than as a Director. Messrs. Jaffe, Fulkerson, Lowenstein and Petronis are members of the Compensation Committee. The Compensation Committee held four meetings in 1997.

FINANCIAL POLICY COMMITTEE

  The Financial Policy Committee of the Board of Directors establishes overall investment guidelines and policies, and monitors the asset allocations and investment portfolios on a regular basis. Messrs. Bailey, Byrne,

Gilbert, Jaffe and Lowenstein are members of the Financial Policy Committee. The Financial Policy Committee held two meetings in 1997.

UNDERWRITING REVIEW COMMITTEE

  The Underwriting Review Committee establishes guidelines for the Company's underwriters and receives and reviews reports from the Company's underwriters on a regular basis. Messrs. Riddick, Dwyer, Fleischer, Fulkerson, Petronis and Rogers are members of the Underwriting Review Committee. The Underwriting Review Committee held one meeting in 1997.

DIRECTORS' COMPENSATION

  Directors of the Company who are officers of the Company or its subsidiaries do not receive additional compensation for their service as Directors. The current annual fee paid for the services of a Director who is not an officer of the Company is $25,000 per year, and the fee paid for attendance at each Board Meeting is $3,000 and for each Committee Meeting is $1,000. In addition, the Directors are reimbursed for out-of-pocket expenses incurred in relation to their service on the Board. Chairmen of the Audit and Compensation Committees receive an additional $1,000 annual fee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee"), composed of four independent non-employee Directors of the Board of Directors, is responsible for establishing and monitoring the implementation of the compensation policies of the Company. The Compensation Committee reviews the Company's annual performance assessment, approves compensation for the executive officers, authorizes salary, bonus and option programs, and awards option grants under the Executive Share Option Plans to eligible employees.

  The Company's compensation philosophy is to pay all employees, including executive officers, for actual performance based on level of responsibility in a manner which is designed to motivate employees to perform at the highest possible level and seeks to assure that the Company obtains and retains highly qualified employees in its competitive marketplace. The Company achieves these objectives by using a combination of both fixed (i.e. salary) and variable (i.e. annual bonus and share options) compensation. The Committee is aware of, and committed to, creating programs that will fulfill the unique human resource and compensation needs required to build strong executive talent in each of its operating companies in Bermuda, the United Kingdom and France.

  The Committee recommends to the Board the compensation, including salary, bonus and share options, to be paid to the Chairman, President and Chief Executive Officer (the "Chairman"). The Committee also evaluates the performance of the executive officers reporting to the Chairman, and reviews and approves the recommendations of the Chairman for the compensation, including salary and bonus, and awards option grants to the executive officers. Finally, the Committee establishes the basis for and aggregate amount of annual salary increases, bonus awards and share option grants.

  Total executive compensation generally includes three elements: base salary, annual bonus awards, and long-term compensation awards in the form of share option grants. Executive officer salaries are based on the job content of each position, the market relative to comparable positions at peer companies in each relevant jurisdiction in which the Company's operating companies and branches are located, the individual's applicable experience and the performance of each executive.

  Individual bonuses reflect Company performance and the individual's personal contribution to the achievement of the Company's goals. Bonus ranges are established by the Committee for each job position as a function of base salary. The size of the Company's aggregate bonus pool is approved by the Committee based on its assessment of actual performance results in relation to the Company's annual business plan.

  The Company's Executive Share Options Plans were adopted in January, 1995. The Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants share options under the Option Plans. Option grant ranges are established by the Committee for each job position as a function of base salary. The Plans provide the right to purchase shares of ordinary stock at the fair market value (closing price) of the shares on the three days preceding the date of grant. The majority of option grants in 1997 provided for vesting over five years with 20% of the shares vesting at the first anniversary and 20% on each of the subsequent four anniversaries of the date of grant conditioned upon continued employment with the Company. Options granted to the Chairman vested on the date of grant, and certain option grants to the other senior executive officers will vest on December 31, 1998 if certain corporate business objectives are achieved.

  The Company is not a US taxpayer and therefore Section 162 (m) of the Internal Revenue Code, related to the tax deductibility of compensation, is not relevant to the Company.

                                          COMPENSATION COMMITTEE

                                          David Jaffe, Chairman
                                          Allan W. Fulkerson
                                          Hugh P. Lowenstein
                                          Philip F. Petronis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The 1997 Compensation Committee was composed of David L. Jaffe (Chairman), Allan W. Fulkerson, Philip F. Petronis and Hugh P. Lowenstein . Mr. Jaffe is a member of DLJMB, an affiliate of DLJSC.

                        CERTAIN BUSINESS RELATIONSHIPS

REGISTRATION RIGHTS AGREEMENT

  The Company and the existing shareholders of the Company as of April 1, 1996 (the "Shareholders") entered into a Registration Rights Agreement, which grants the Shareholders certain incidental and demand registration rights with respect to Ordinary Shares held by them. Under this agreement, Shareholders other than the DLJ Entities (individually or as a group) owning or having the rights to acquire 30% or more of the Ordinary Shares outstanding and issuable prior to the initial public offering of shares on April 17, 1996 ("Offering") or any subsequent offering have the right to require the Company on one occasion, and one or more of the DLJ Entities have the right to require the Company on two occasions, to register Shares under the Securities Act for sale in the public market, provided that the total fair value of the Shares requested to be registered in the exercise of any such right must be at least $15 million. Any other Shareholder not making the request will have the right to participate in such registration on a first-priority basis (pro rata according to the respective Ordinary Shares requested for registration) subject to a customary underwriter's reduction. In addition, if the Company proposes to file a registration statement covering Ordinary Shares held by it or any other shareholder of the Company at any time, each Shareholder will have the right to include Ordinary Shares held by it in the registration, in each case on a first-priority basis with other Shareholders and any other holders of Shares requesting registration, pro-rata according to the respective Shares requested for registration, and on a second-priority basis with the

Company, in each case subject to a customary underwriter's reduction. The Company has agreed to indemnify each Shareholder in respect of certain liabilities, including civil liabilities under the Securities Act, and to pay certain expenses relating to such registration.

TRANSACTIONS WITH FIVE PERCENT SHAREHOLDERS

  From time to time, in the ordinary course of its insurance business, the Company may insure risks of 5% Shareholders and, in addition, may cede risks to insurance companies who are affiliates of 5% Shareholders. Such business may be conducted through intermediaries which may from time to time include affiliates of 5% Shareholders. As an investor, the Company may transact business with counterparties and intermediaries which may be affiliated with certain 5% Shareholders. All of the above transactions would be conducted on an arm's length basis.

  DLJSC acted as one of the underwriters in connection with the $100 million 10 3/4% Senior Notes Offering in June 1995 and received approximately $2.1 million as underwriting compensation for such activities, plus reimbursement for certain expenses.

  DLJSC acted as one of the underwriters in connection with the Initial Public Offering in April 1996 and received approximately $3.2 million for such activities, plus reimbursement for certain expenses.

  DLJSC acted as the initial purchaser in a resale to institutional investors under Rule 144A in connection with the $75 million 7.2% Senior Notes Offering in August 1997 and received $487,500 as underwriting compensation for such activities.

  The Company has retained DLJSC as its investment banker and financial advisor on an exclusive basis until the earlier to occur of December 21, 1999 or the date that the ownership of Ordinary Shares by the DLJ Entities shall have fallen below 40% of their initial ownership of Ordinary Shares (including Ordinary Shares issuable upon exchange or conversion of other securities). The Company has agreed to indemnify DLJSC in connection therewith.

  Messrs. Fleischer and Jaffe, both directors of the Company, are Managing Directors of DLJSC and DLJMB, an affiliate of DLJSC, respectively. Mr. Lowenstein, who is also a director of the Company, was a Managing Director of DLJSC until June 1994 and now, through Shore Capital, provides consulting services to DLJSC. Mr. Jaffe is Chairman of the Board's Compensation Committee.

SECTION 16 REPORTING

  Directors and certain executives of the Company are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 as amended. The Company is not aware of any Director or executive who failed to make a required filing on a timely basis.

                    BENEFICIAL OWNERSHIP OF ORDINARY SHARES

  The following table sets forth information, as of March 10, 1998, with respect to the beneficial ownership of Class A Ordinary Shares ("Shares") by William O. Bailey, the Company's Chairman, President and Chief Executive Officer, the Company's other four most highly compensated executive officers, each of the Company's Directors, and all of the Directors and executive officers of the Company as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Ordinary Shares set forth below.

                                                               NUMBER
                                                                 OF
     SHAREHOLDER                                               SHARES  PERCENT
     -----------                                               ------- -------
     William O. Bailey (1).................................... 147,341     *
     John J. Dwyer............................................  29,862     *
     Nigel H. Rogers..........................................   6,000     *
     John Riddick.............................................  52,824     *
     Mark. J. Byrne...........................................   1,000     *
     Robert S. Fleischer (2)..................................   3,135     *
     Allan W. Fulkerson(2) (3)................................   2,635     *
     Steven J. Gilbert (2) (4)................................  12,904     *
     David L. Jaffe (2).......................................   4,135     *
     Hugh P. Lowenstein (2)...................................  38,135     *
     Philip F. Petronis (2) (5)...............................   1,935     *
     William J. Wedlake.......................................   1,500     *
     All directors and executive officers as a group (16 per-
      sons)................................................... 381,265  1.58

--------
(1) Shares include 100 Shares beneficially owned by Mrs. Carole Bailey and 50,000 Shares beneficially owned by the Bailey Family Foundation of which Mr. Bailey is the grantor and a director.
(2) 1,135 of the Shares owned by each of Messrs. Fleischer, Fulkerson, Jaffe, Lowenstein and Petronis, and 925 of the Shares owned by Mr. Gilbert represent Shares as to which the Director has voting but not dispositive power.
(3) Massachusetts Fiduciary is the general partner of MFA-MASTERS, which is the record owner of 823,706 Shares. Massachusetts Fiduciary exercises both voting and investment power with respect to such Shares. Allan W. Fulkerson is the sole shareholder, President and director of Massachusetts Fiduciary. Additionally, Mr. Fulkerson is a director, shareholder and President of Century Capital Management Inc., which exercises both voting and investment power with respect to the 361,853 Shares owned of record by ISF and 224,137 Shares owned by Century Capital Partners L.P. Although Mr. Fulkerson may be deemed to beneficially own the 1,409,696 Shares owned of record by MFA-MASTERS, ISF and Century Capital Partners L.P., he disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.
(4) Mr. Gilbert is the indirect beneficial owner of 1,530 Shares held by various interests of which he is a trustee or director and has both voting and investment power with respect to such Shares.
(5) Shares include 300 Shares owned by custodial accounts for Mr. Petronis' daughters for which he disclaims beneficial ownership.

OTHER BENEFICIAL OWNERS

  The following table sets forth information with respect to beneficial ownership of the Shares, as of March 10, 1998, by each person known to the Company (including corporate groups) who beneficially owns more than five percent of the Company's outstanding Ordinary Shares ("Shares"):

                                                           NUMBER OF
          SHAREHOLDER                                       SHARES   PERCENTAGE
          -----------                                      --------- ----------
      DLJ Entities (1).................................... 4,924,799   18.99%
      Fidelity Mgt. & Res. (2)............................ 2,562,000   10.62%
      Bank of NT Butterfield & Son Ltd.(3)................ 1,214,414    5.03%

(1) Consists of 3,128,582 Class A (voting) shares and 1,796,217 Class B (non-voting) shares, which are convertible into Class A Shares, held directly by the following related investors: DLJMB Funding, 929,990 shares ( 567,905 Class A and 362,085 Class B); DLJSC, 134,352 Shares (82,048 Class A and 52,304 Class B); DLJMB Overseas Partners C.V. ("DLJMB Overseas"), 2,183,345 Shares (1,121,517 Class A and 1,016,828 Class B), DLJ
     International Partners C.V. ("DLJIP"), 1,039,181 Shares (967,499 Class A and 71,682 Class B); DLJ Offshore Partners C.V.("DLJOP"), 60,253 Shares (36,797 Class A and 23,456 Class B); and DLJ First ESC, L.L.C. ("DLJ First"), 577,678 Shares (352,816 Class A and 224,862 Class B). As the parent of each of DLJMB Funding and DLJSC, Donaldson, Lufkin & Jenrette, Inc. ("DLJ") may be deemed to beneficially own all of the Shares held by such entities. As DLJMB is the general partner of each of DLJMB Overseas, DLJIP, DLJOP and DLJ First, DLJ may be deemed to beneficially own indirectly all of the Shares held by such entities. DLJ is an indirect subsidiary of The Equitable Companies Incorporated. The address of DLJ is 277 Park Avenue, New York, New York 10172.
(2) Consists of 2,562,200 Class A Ordinary Shares of the Company owned by a number of mutual funds and other investment accounts managed by affiliates of FMR Corp. The percentage of Shares is calculated without giving effect to possible conversion of the Class B Shares owned by the DLJ Entities.
(3) Such Shares are subject to a special depository receipt agreement under which Marsh & McLennan Risk Capital Holdings, Ltd. and Bowring (collectively, "Marsh & McLennan") have the right to request the sale or transfer of the Shares under certain circumstances. Marsh & McLennan has no voting power under such Shares. Marsh & McLennan may not own legally or beneficially in excess of 5% of the Shares. Marsh & McLennan disclaims beneficial ownership over such Shares. The percentage of Shares is calculated without giving effect to possible conversion of the Class B Shares owned by the DLJ Entities.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth, in summary form, the compensation earned by William O. Bailey, the Company's Chairman, President and Chief Executive Officer and each of the Company's other four most highly compensated executive officers for its 1995, 1996 and 1997 fiscal years (collectively, the "Named Executive Officers").

                                                                   LONG-TERM
                                                                  COMPENSATION
                                    ANNUAL COMPENSATION(1)          AWARDS-
                             ------------------------------------  SECURITIES
                                                   OTHER ANNUAL    UNDERLYING
                                  SALARY   BONUS  COMPENSATION(2)   OPTIONS
NAME AND PRINCIPAL POSITION  YEAR    $       $           $             #
---------------------------  ---- ------- ------- --------------- ------------
William O. Bailey........... 1997 525,000 700,000     100,000       125,000
 Chairman, President and     1996 375,000 700,000     100,000        17,241
  Chief Executive Officer of 1995 375,000 475,000     100,000       131,521
  the Company

John J. Dwyer............... 1997 320,000 240,000     129,000       255,700
 Deputy Chairman of the      1996 262,500 160,000     127,440         8,500
  Company                    1995 187,750 140,000      90,000        45,127
 Director and President of
  Terra Nova
 (Bermuda)
 Director of UK Holdings

Nigel H.J. Rogers........... 1997 320,000 240,000      29,656       256,400
 Deputy Chairman of the      1996 256,000 192,000      30,890       --  (3)
  Company                    1995     --      --          --            --
 Director and Managing
  Director of Octavian
 Director of UK Holdings
 Director of Terra Nova

John Riddick................ 1997 372,000 150,000      23,161        73,300
 Deputy Chairman of the      1996 372,000 148,800      23,524         8,414
  Company                    1995 366,000 133,000      20,870        55,363
 Chairman and Managing
  Director of UK Holdings
 Director and Managing
  Director of Terra Nova

William J. Wedlake.......... 1997 280,000 150,000      24,244        67,100
 Chief Financial Officer     1996  93,280  80,000       8,423        30,000
 Director of UK Holdings
  Director of Terra Nova

--------
(1) All salary and bonus amounts for the Named Executive Officers were calculated and granted in US dollars and are shown in the table as granted. Compensation paid to Messrs. Bailey and Dwyer was paid in U.S. dollars. Salary and bonus amounts for Messrs. Rogers, Riddick and Wedlake were translated into, and paid in, British pounds at the exchange rate of $1.60. Because the British pound and US dollar relationship varies from day to day, the US dollar equivalent of the compensation paid to Messrs. Rogers, Riddick and Wedlake in British pounds will fluctuate. For each of 1997, 1996 and 1995, the payments to Messrs. Rogers, Riddick and Wedlake for "Other Annual Compensation" only were made in British pounds and have been translated into US dollars at the year-end exchange rate for each of 1997, 1996, and 1995 of $1.6418, $1.7113, and $1.5526 respectively. The Company has changed the way in which compensation paid in a currency other than US dollars is presented in this schedule. In prior years, the conversion between currencies has been calculated on a different basis, using year-end exchange rates to determine the amounts to be shown in US dollars rather than the new method of using the US dollar amounts originally granted. Salary and bonus amounts have been restated from the amounts shown in the 1997 proxy statement for 1996 and 1995. The amounts previously shown for Messrs. Rogers and Riddick for each of 1996 and 1995 were calculated and paid in British Pounds and were translated into US Dollars at the year-end exchange rates $1.7113, and $1.5526 respectively. The 1996 and 1995 salary and bonus amounts previously shown in US dollars for Mr. Rogers were salary: $260,973 and 0 and bonus:
    $205,356 and 0, respectively. The 1996 and 1995 salary and bonus amounts previously shown in US dollars for Mr. Riddick were salary: $389,321 and $341,570 and bonus: $159,151 and $133,524, respectively.
(2) This column includes the cost to the Company of personal health insurance and the value attributable for personal taxation purposes of car, fuel and private telephone expenses paid by the Company for the Named Executive Officer where appropriate. In the case of Messrs. Bailey and Dwyer, the amounts include housing allowances as residents in Bermuda.
(3) Mr. Rogers also participates in the Octavian Stock Option Plan which provides for a grant of options in the years 1999 to 2003 based on profit commissions received by Octavian following the closure of each of the underwriting years of account 1996 to 2000.

                             OPTION GRANTS IN 1997

  The following table sets forth information on grants of stock options, exercisable for Class A Ordinary Shares awarded to the Company's Chairman, President and Chief Executive Officer and to the Named Executive Officers. No options were granted in 1997 to Directors who were not executive officers.

                                                                                  POTENTIAL REALIZED
                                                                                   VALUE AT ASSUMED
                                             % OF TOTAL                          ANNUAL RATES OF STOCK
                             NUMBER OF        OPTIONS                             PRICE APPRECIATION
                             SECURITIES      GRANTED TO                           FOR OPTION TERM(1)
                         UNDERLYING OPTIONS EMPLOYEES IN   EXERCISE   EXPIRATION ----------------------
                            GRANTED (#)     FISCAL YEAR  PRICE ($/SH)    DATE        5%        10%
                         ------------------ ------------ ------------ ---------- ---------- -----------
NAME
Mr. Bailey..............      25,000(2)          2.4        19.29        9/2/07     303,284    768,582
                             100,000(3)          9.4        25.52      12/21/07   1,604,939  4,067,231
Mr. Dwyer...............      10,700(4)          1.0        19.29        9/2/07     129,806    328,953
                             225,000(5)         21.2        25.52      12/21/07   3,611,113  9,151,269
                              20,000(6)          1.9        25.52      12/21/07     320,988    813,446
Mr. Rogers..............       8,868(4)          0.8        19.29        9/2/04      69,640    162,291
                               2,532(4)          0.2        19.29        9/2/07      30,717     77,842
                             225,000(5)         21.2        25.52      12/21/04   2,337,571  5,447,534
                              20,000(6)          1.9        25.52      12/21/04     207,784    484,225
Mr. Riddick.............      13,300(4)          1.3        19.29        9/2/04     104,444    243,400
                              50,000(5)          4.7        25.52      12/21/04     519,460  1,210,563
                              10,000(6)          0.9        25.52      12/21/04     103,892    242,113
Mr. Wedlake.............       4,568(4)          0.4        19.29        9/2/04      35,872     83,598
                               2,532(4)          0.2        19.29        9/2/07      30,717     77,842
                              50,000(5)          4.7        25.52      12/21/04     519,460  1,210,563
                              10,000(6)          0.9        25.52      12/21/04     103,892    242,113

--------
(1) Assumes market value of stock on date of grant equal to exercise price.
(2) Each option became exercisable on the first anniversary of the date of grant.
(3) Each option became exercisable on the date of grant.
(4) Each option will become exercisable with respect to 20% of the underlying shares on each of the first through fifth anniversaries of the date of grant.
(5) Each option will become exercisable with respect to 20% of the underlying shares on December 31, 1998 and, thereafter, in equal 20% installments on December 31 in each of the years 1999-2002. The exercise price of each option that has not yet become exercisable will increase to $27.05 on January 1, 1999, to $28.67 on January 1, 2000, to $30.39 on January 1, 2001 and to $32.21 on January 1, 2002.
(6) Each option will become exercisable on December 31, 1998, subject to a decision by the Compensation Committee, in its sole discretion, that agreed performance objectives have been achieved by the Company. Each option that does not become exercisable on December 31, 1998 will lapse.

  No further grants of options have been made to Messrs. Bailey, Dwyer, Rogers, Riddick or Wedlake since December 31, 1997.

                         OPTION EXERCISES IN 1997 AND
                        YEAR-END 1997 OPTION VALUES(1)

  The following table sets forth information about the exercise of options to purchase Class A Ordinary Shares during 1997 and the value realized upon exercise by each Named Executive Officer. The table also provides the number of exercisable and unexercisable options and the value of the in-the-money options as of December 31, 1997 for each Named Executive Officer. The Company has never granted SARs.

  The value of unexercised options has been calculated by subtracting the exercise price from the market price of the Ordinary Shares on December 31, 1997 ($26.25 per Share).

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          NUMBER OF              UNDERLYING OPTIONS       IN-THE-MONEY OPTIONS
                           SHARES               AT DECEMBER 31, 1997      AT DECEMBER 31, 1997
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
          NAME            EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
William O. Bailey.......     --        --       248,762       25,000    $2,853,487    $174,000
John J. Dwyer...........     --        --        40,997      268,330       786,385     475,906
Nigel H.J. Rogers.......     --        --           --       256,400             0     258,194
John Riddick............     --        --        58,728       78,349     1,131,932     204,278
William Wedlake.........     --        --           --        97,100             0     375,816

PENSION PLANS

  The following table sets forth the estimated maximum annual retirement benefits payable to employees of Terra Nova and TNAM under the Terra Nova Pension and Life Assurance Plan (1986) (the "Pension Plan") at the specified average compensation and years of service classifications.

                              PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
     AVERAGE COMPENSATION              15       20       25       30       35
     --------------------           -------- -------- -------- -------- --------
     $125,000...................... $ 36,058 $ 48,077 $ 60,096 $ 72,115 $ 83,333
      150,000......................   43,269   57,692   72,115   86,538  100,000
      175,000......................   50,481   67,308   84,135  100,962  116,667
      200,000......................   57,692   76,923   96,154  115,385  133,333
      225,000......................   64,904   86,538  108,173  129,808  150,000
      250,000......................   72,115   96,154  120,192  144,231  166,667
      300,000......................   86,538  115,385  144,231  173,077  200,000
      400,000......................  115,385  153,846  192,308  230,769  266,667
      450,000......................  129,808  173,077  216,346  259,615  300,000
      500,000......................  144,231  192,308  240,385  288,462  333,333

  The Pension Plan qualifies Terra Nova and TNAM for an exemption from compulsory participation in the State Earnings Related Pension Scheme ("SERPS"), a state-run pension plan to which non-exempted U.K. companies are required to make annual contributions. Only permanent employees between the ages of 20 and 61 are eligible to participate in the Pension Plan. Retirement benefits are computed by multiplying the number of years of covered service by 1/52nd multiplied by pensionable salary received in the calendar year prior to normal retirement date (age 62) or the date of leaving service if earlier.

  The Pension Plan has a supplementary section, which provides that certain employees of Terra Nova and TNAM shall receive retirement benefits based upon the same formula as that for the ordinary plan member except that the multiple is a maximum of 1/30th for each year of service. The maximum fraction for the purposes of computing retirement benefits is 2/3rds and, for employees joining the scheme after May 1989, the pensionable salary is limited. The limit as of December 31, 1997 was $134,400 using a British pound to US dollar exchange rate of $1.60. Pensionable salary excludes bonuses, commissions, overtime or any other discretionary or fluctuating payments except where a member is specifically advised to the contrary. A member is fully vested in the Pension Plan after two years of participation.

  The Pension Plan provides for the payment of reduced benefits upon early retirement between the ages of 50 and 62. Upon the death of a member before retirement, the Pension Plan provides for a cash lump sum payment of four times basic salary and a survivor annuity benefit to the member's spouse of 50% of the member's prospective benefit. This benefit is payable from the date of the death of the member. The same benefits are payable to minor children up to the age of 18, or for such longer period as their education continues on a full-time basis if there is no surviving spouse. Pension Plan participants may make additional voluntary contributions up to 15% of annual salary to supplement their Pension Plan benefits. Such voluntary contributions are not matched by Terra Nova and TNAM.

  Terra Nova provides Mr. Wedlake and one other employee with a "Non-Approved" Pension Plan which provides a money purchase fund and additional term life assurance coverage targeted to raise total retirement and death benefits to a level broadly equivalent to that enjoyed by employees who joined the Company prior to June 1, 1989, the date upon which the state imposed limits on pensionable earnings.

  The credit years of pensionable services for Messrs. Riddick and Wedlake at December 31, 1997 were 20.6 and 2.4 respectively.

  Mr. Bailey, Mr. Dwyer and the employees of the Company who are based in Bermuda, Canada and Belgium participate in money purchase pension plans which are in line with local market terms and conditions of employment and generally cost the Company 10% of the basic salary of each participating employee.

  Mr. Rogers participates in The Octavian Group Pension Scheme (the "OMP Plan"), a defined contribution plan. Participation in the OMP Plan is at the discretion of the Compensation Committee. For employees of Octavian, the current annual contribution rate is 15% of annual pensionable salary, and for underwriters and directors of Octavian, the current annual contribution rate is 25% of annual pensionable salary. Normal retirement age is 60.

  Octavian provides certain of its employees with one of two defined benefit pension schemes, run in conjunction with the Lloyd's Superannuation Scheme (the "Abbey Plan" and the "Lloyds Plan" respectively). The Abbey Plan provides benefits which are similar to those in the Pension Plan, the principal difference being that the multiple is 1/60th and retirement age is 60. The Lloyd's Plan provides benefits which are in addition to those under SERPS at a retirement age of 60. The formula for computing pensions is similar to that in the Pension Plan, the principal difference being that the multiple is 1/100th.

SERVICE AGREEMENTS

  Terra Nova has entered into a service agreement with John Riddick, as Managing Director, which provides for a base salary subject to annual review, an annual bonus, and the right to participate in Terra Nova's pension and health insurance plans, to be reimbursed for out-of-pocket expenses incurred in the ordinary course of business and to receive the use of a company automobile.

  The service agreement is terminable (i) by either party giving written notice to the other not less than 12 months prior to March 31 of any year and
(ii) automatically on the first day of the month following Mr. Riddick's 62nd birthday. Terra Nova can also terminate Mr. Riddick's employment at any time with legal cause. If Terra Nova terminates employment with legal cause, Mr. Riddick is not entitled to receive any severance compensation but is entitled to accrued but unpaid salary and bonus to the date of termination. He has agreed, for a period of six months following termination, not to solicit certain business underwritten by Terra Nova or to solicit or entice any employee away from Terra Nova.


  The Company has entered into a service agreement with Nigel H.J. Rogers. Mr. Rogers' service agreement provides for a base salary subject to annual review and an annual bonus. Additionally, Mr. Rogers is entitled (i) to participate in the Octavian Stock Option Plan, the OMP Plan and the Company's medical insurance and life assurance plans, (ii) to be reimbursed for travel-related expenses incurred by him in or about the performance of his duties under the service agreement, and (iii) to receive the use of a company automobile.

  The service agreement provides for a period of employment of two years, which term is automatically extended for subsequent one-year periods. The service agreement is terminable (i) on December 31 of any year after January 1998 by either party giving written notice to the other prior to March 31 in such year, (ii) automatically on Mr. Rogers' 60th birthday, and (iii) by the Company at any time for cause, in which case Mr. Rogers is entitled to accrued but unpaid salary to the date of termination. The Company may also terminate Mr. Rogers' employment without cause and without notice, in which case Mr. Rogers is entitled to his base salary and all other benefits that he would have earned through the notice period set forth in clause (i) above (except that his bonus shall only be payable up to and including the date of termination). Mr. Rogers has agreed, for a period of six months following termination, not to (i) solicit any customers or clients of the Company in connection with the carrying on of any business in competition with the business of the Company or (ii) solicit or entice any employee of the Company or its affiliates away from the Company or such affiliates.

  The Company has entered into an employment arrangement with William J. Wedlake, which provides for a base salary subject to annual review, an annual bonus, a cash allowance in lieu of the use of a company automobile, the right to participate in the Company's health insurance plan and the right to participate in Terra Nova's approved and funded non-approved pension plans and to receive an additional year of pensionable past service credit for each complete year of actual service with the Company up to an agreed maximum less years of service vested in previous employer's pension plans.

  The employment arrangement provides that Mr. Wedlake's employment is terminable by either party's giving 12 months notice to the other. The Company also can terminate Mr. Wedlake's employment at any time for cause.

APPROVED EXECUTIVE SHARE OPTION PLANS

  On January 9, 1995, the Board of Directors of the Company adopted The Terra Nova Executive Share Option Schemes (the "Stock Option Plans") as amended on March 13 and August 4, 1996. The Stock Option Plans provide for the grant of options to eligible employees to purchase Shares (the "Option Shares"). The maximum number of Option Shares for which an option may be granted is limited so that when aggregated with the number of Option Shares issued or remaining issuable with respect to options granted within the previous ten years under the Stock Option Plans, will not exceed 8% of the aggregate number of Ordinary Shares of the Company outstanding on the date preceding the date on which the option is granted. Unexercised options will expire either seven or ten years after the date granted as provided in the respective Stock Option Plans, subject to certain limited exceptions. The Stock Option Plans are administered by the Compensation Committee which determines which employees will be granted any future options.

OCTAVIAN STOCK OPTION PLAN

  In connection with the Octavian Acquisition, the Company, on January 5, 1996, established the Octavian Stock Option Plan providing for the grant of options to certain individual members of the management of Octavian, including Mr. Rogers, based on profit commissions received by Octavian for the 1996 to 2000 years of account. Under the Octavian Stock Option Plan, such members of management will receive annual option grants to purchase a number of Shares equal in the aggregate to (i) 90% of the profit commission received by Octavian from the Octavian Syndicates (less underwriters' and management bonuses relating thereto and corporate taxes) for each year of account, divided by (ii) the fully-diluted net asset value (as defined in the Octavian Stock Option Plan) per Ordinary Share of the Company as at the end of such year. The aggregate Profit Commission Component for the 1996 to 2000 underwriting years of account is subject to a maximum of (Pounds)10.0 million and no further options shall be issued once such maximum has been reached. The options will be granted upon receipt of the profit commissions by Octavian on closure of each year of account under applicable Lloyd's regulations, which currently are the years 1999 to 2003 with regard to each of the years 1996 to 2000, respectively. The options have a nominal exercise price and become exercisable on or after the January 1 next succeeding the date of grant, commencing January 1, 2000, provided that all options granted after January 1, 2002 become immediately exercisable. Options expire seven years after the date of grant. The Octavian Stock Option Plan will be administered, with respect to persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, by the Compensation Committee.

                                 TOTAL RETURN

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return on the Company's Ordinary Shares from April 17, 1996 (the date on which the Company's Ordinary Shares were first traded on the New York Stock Exchange) through December 31, 1997 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property--Casualty Insurance Index for the same period.

  The chart depicts the value at the end of each calendar quarter of a $100 investment made on April 17, 1996, with all dividends reinvested.


                                  LINE GRAPH

           Terra Nova Bermuda Holdings, Ltd.    S&P 500 Index   S&P Property Casualty Index
 4/17/96                100                          100                    100
 6/28/96                94.1                         104.5                  107.1
 9/30/96                120.6                        107.1                  109.1
12/31/96                126.5                        115.5                  124.4
 3/31/97                114.7                        118                    130.6
 6/30/97                123.5                        138                    159.2
 9/30/97                159.6                        147.6                  168.8
12/31/97                154.4                        151.2                  179.5

                (Assumes U.S. $100 invested at April 17, 1996)

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

                            (ITEM 2 ON PROXY CARD)

  Coopers & Lybrand, Bermuda currently serve as the Company's independent auditors. They have served in that capacity since the Company's reorganization in 1994, and, prior to that, Coopers & Lybrand, London served from 1981 as the independent auditors of the Terra Nova Insurance Company, the predecessor company to the Company and now a principal operating company in the Group.

  Upon recommendation of the Audit Committee, the Board proposes that the shareholders appoint Coopers & Lybrand, Bermuda to serve as the independent auditors of the Company for the 1998 fiscal year.

  It is anticipated that one or more representatives of Coopers & Lybrand, Bermuda will be present at the Annual General Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF COOPERS & LYBRAND, BERMUDA AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1998 FISCAL YEAR.

                            PROPOSAL TO APPROVE THE
                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                  1997 NON-EMPLOYEE DIRECTORS SHARE UNIT PLAN
                            (ITEM 3 ON PROXY CARD)

INTRODUCTION

  The Board of Directors adopted the Terra Nova (Bermuda) Holdings Ltd. 1997 Non-Employee Directors Share Unit Plan (the "Plan"), subject to shareholder approval, to enable non-employee directors to defer all or a portion of the annual retainer fees payable to them and to have it deemed invested in Class A Ordinary Shares, par value $5.80 per Share, of the Company (the "Shares"), in a tax effective manner by crediting a book entry account established for the benefit of a director with a number of share units, which represent the economic equivalent of one Share (a "Share Unit"). In the event that the shareholders of the Company fail to approve the Plan at the Annual Meeting,
(i) all awards previously granted under the Plan shall terminate and be rendered void and without effect and (ii) the Plan shall terminate effective as of the date of the Annual Meeting.

  The principal features of the Plan are summarized below.

MATERIAL PROVISIONS OF THE PLAN

  Shares Authorized. A maximum of 100,000 Shares may be issued under the Plan, subject to adjustments in the event of certain corporate transactions, including stock dividends and splits.

  Deferral Election. An eligible director may elect, generally no later than December 31 of each calendar year, to defer up to 100% of the director's annual retainer fees payable for services to be rendered in one or more succeeding calendar years. Any such election shall continue in effect unless and until the director revokes or modifies such election by timely written notice to the Company. Awards credited to a director prior to the effective date of any such revocation or modification shall not be affected thereby. A director who has revoked such an election may file a new election to defer the annual retainer fees payable for services to be rendered in any calendar year following the year in which such new election is filed.

  Unit Awards. The Company will establish a separate account for each director who has made a deferral election to record the number of Share Units awarded to such director from time to time under the Plan. On each date on which any portion of the director's annual retainer fees would otherwise have been paid, a participating director will be awarded Shares Units equal to the greatest whole number of Shares obtained by dividing (i) the amount of such payment which is deferred by (ii) the closing price of a Share on the business day immediately preceding such date. A fractional Share Unit, if any, will be credited to the director's account under the plan as cash until sufficient cash has accumulated to credit one or more additional whole Share Units.

  Dividends. The Company will credit the account of each participating director with an amount equal to any dividends paid by the Company during the period of deferral with respect to the number of Shares corresponding to such director's Share Units ("Dividend Equivalents"). Any Dividend Equivalents payable with respect to cash dividends shall be deemed to have been invested in additional Shares Units (in the manner described above) on the record date established for the related dividend.

  Vesting of Share Units. Share Units, together with any Dividend Equivalents credited with respect thereto and any cash credited to a director's account, shall be fully vested at all times.

  Payment on Units. Distribution of a director's account shall be made in a lump sum as soon as administratively practicable following the termination of the director's service as a director or upon earlier termination of the Plan. Such distribution will be in cash, in Shares or in a combination thereof as elected by the director in accordance with procedures established by the Board. If no form of payment is specified, such distribution shall be made in Shares. Notwithstanding the foregoing, upon the occurrence of a Change in Control (as defined in the Plan), the Company shall pay each participating director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Share Units credited to such director's account at the time of the Change in Control multiplied by (ii) the closing price of a Share on the date of the Change in Control, plus the amount of cash otherwise credited to the director's account under the Plan.

  Administration and Amendment. The Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors. The Board may amend the Plan, but the Board may not effect any amendment that would require the approval of the shareholders of the Company under Rule 16b-3 or any other requirement of applicable law or regulation unless such approval is obtained.

FEDERAL INCOME TAX CONSEQUENCES

  A director will not recognize ordinary income upon the grant of Units. Rather, at the time any shares of Common Stock are delivered (or cash paid) in respect of Units, an amount equal to the fair market value of the shares (or the cash amount) will be includible in the Director's ordinary income. The Corporation will be entitled to a tax deduction in the amount, if any, of ordinary income recognized by the director.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the Plan.

                             PROPOSAL TO AMEND THE
                          EXECUTIVE SHARE OPTION PLAN
                            (ITEM 4 ON PROXY CARD)

  The Board of Directors of the Company previously adopted, and a majority of the shareholders of the Company previously approved, the Executive Share Option Plan (the "Option Plan"), which includes both the Approved and the Unapproved Executive Share Option Plans (officially, in the UK, the "Approved and Unapproved Executive Share Option Schemes"). The Approved Plan is designed to qualify options granted thereunder for preferential income tax treatment under U.K. law. Accordingly, the terms and conditions of share options granted under the Approved Plan are designed to meet applicable statutory requirements. The Unapproved Plan allows for grants of share options not intended to qualify for (or not eligible for) such preferential tax treatment, which are not subject to certain of the limitations otherwise applicable to options granted under the Approved Plan.

  The Board has amended the Option Plan, subject to shareholder approval, (i) to increase the number of Class A Ordinary Shares, par value $5.80 (the "Shares"), available for issuance thereunder by 7% of the number of

Shares and Class B Ordinary Shares outstanding, (ii) to extend the periods following termination of employment that the option holder may exercise his exercisable options, (iii) to allow options granted under the Unapproved Plan to be transferred to or for the benefit of immediate family members with the approval of the Compensation Committee of the Board of Directors, which is responsible for administering the Option Plan (the "Committee") and (iv) to allow the Committee complete discretion to determine the time at which options become exercisable.

SHARES SUBJECT TO SHARE PLAN

  As amended, the maximum number of Shares for which options may be granted under the Option Plan shall not exceed that number which, when aggregated with the number of option Shares issued or remaining issuable in respect of rights granted within the previous ten years under the Option Plan, equals 15% of the aggregate number of Shares and Class B Ordinary Shares of the Company outstanding on the date preceding the date on which the option is granted. In the event of any recapitalization, rights issue, subdivision or consolidation of the Shares, or reduction or other variation of the Shares and Class B Ordinary Shares, such maximum number may be adjusted by the Committee in such manner as the Company's auditors have confirmed in writing to be, in their opinion, fair and reasonable.

SHARE OPTIONS

  Under the Option Plan, the Committee may grant options to purchase Shares from time to time to officers and other employees of the Company and any participating subsidiary of the Company. The number of grantees may vary from year to year. The option price of any option granted under the Option Plan shall be equal to the average of the closing prices of a Share on the three trading days immediately prior to the date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. As amended, the Option Plan permits the Committee complete discretion to determine the time or times at which an option will become exercisable.

  Under the Approved Plan, the number of Option Shares with respect to which the Committee may grant an option shall be limited so that the aggregate market value of the Option Shares and the market value of any other shares which may be acquired under the Option Plan or any other share option plan established by the Company or any other Group Company does not exceed (Pounds)30,000. There is no limit as to the number of Option Shares that may be granted under the Unapproved Plan.

TERMINATION OF EMPLOYMENT

  Options that are otherwise exercisable (or all Options in the case of an optionee who dies while employed) shall be exercisable for a period of (i) 36 months after an optionee's death (regardless of whether exercisable prior to the optionee's death), (ii) 36 months in event of the optionee's termination of employment due to disability (as determined under the Option Plan), (iii) 60 months in the event of the optionee's retirement (as determined under the Option Plan), (iv) 24 months with respect to certain transfers of employment, or any other involuntary termination of employment by the optionee's employer without cause and (v) for such period, not to exceed 12 months following a voluntary resignation as shall be determined by the Committee, subject to such conditions as the Committee shall impose.

CHANGE OF CONTROL PROVISIONS

  The Option Plan provides that, except as described below, in the event of a Change in Control or an Approved Sale (as determined under the Option Plan) of the Company, all outstanding options (i) shall become immediately exercisable, and (ii) can, under certain circumstances, be substituted for options to acquire shares of the acquiring company or certain of its affiliates. To the extent not exercised within six months of a Change of Control and not substituted shall, under certain circumstances, continue to be exercisable for Option Shares, unless otherwise determined by the Committee.

OTHER INFORMATION

  The Board may terminate or suspend the Option Plan at any time but such termination of suspension will not affect any share options then outstanding under the Option Plan. Unless sooner terminated by action of the Board, the Option Plan will continue in effect until January 8, 2005 but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board may also amend the Option Plan as it deems advisable. Under the Unapproved Plan, the Committee may amend the terms of any award or option previously granted, retroactively or prospectively, but no such amendment shall adversely affect any such award or option without the holder's consent.

  It is impossible to predict with any accuracy what awards the Committee will authorize for particular individuals in the future. The following table sets forth the awards that were made under the Option Plan during calendar year 1997 to the participants specified below:

                            NEW PLAN BENEFITS TABLE

                                                          # OF SHARES AVERAGE
                                                          SUBJECT TO  EXERCISE
          NAME                                              OPTIONS   PRICE(1)
          ----                                            ----------- --------
     William O. Bailey...................................    125,000   $24.27
     John J. Dwyer.......................................    255,700    25.26
     Nigel H.J. Rogers...................................    256,400    25.24
     John Riddick........................................     73,300    24.39
     William Wedlake.....................................     67,100    24.86
     All current executive officers as a group (9
      individuals).......................................    860,100    24.87
     All employees, (including current officers who are
      not executive officers) as a group (approximately
      140 individuals)...................................  1,059,150    24.02

--------
(1) All options were granted with an exercise price equal to the average of the fair market value on the three business days preceding the date of grant.

FEDERAL INCOME TAX ASPECTS

  To the extent that the recipient of stock options under the Option Plan is subject to U.S. federal income tax laws, the following is a summary of the Federal income tax consequences of stock options granted under the Option Plan, based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state, local or non-U.S. tax consequences. The stock options granted under the Option Plan are not intended to be qualified as "incentive stock options" under the Code. No income is realized by an optionee at the time a stock option is granted. Generally upon the exercise of a stock option, the optionee will realize ordinary income in an amount equal to the difference between the price paid for the shares and the fair market value of the shares on the date of exercise. To the extent the Company is subject to U.S. income tax laws, the Company will be entitled to a deduction in the same amount. Any appreciation (or depreciation) after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the shares represented at the meeting and entitled to vote is required to approve the amendments to the Option Plans.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE OPTION PLANS. Unless directed to the contrary, the shares represented by the enclosed proxy will be voted for the approval of these amendments.

                                 OTHER MATTERS

  The Board knows of no other business to be brought before the meeting other than as set forth above. If any other business should properly come before the Annual General Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgement of such matters.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals for the 1999 Annual Meeting of Shareholders must be received at the principal offices of the Company, Richmond House, 12 Par-La-Ville Road, Hamilton HM 08 Bermuda, no later than November 21, 1998, in order to be considered for inclusion in the Company's Proxy Statement for such Meeting.

                                 MISCELLANEOUS

  The cost of preparing and mailing this notice and statement and the enclosed form of proxy will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers and regular employees of the Company, without extra compensation and at the Company's expense. Proxy cards and materials also will be distributed to beneficial owners of Ordinary Shares through brokers, custodians, nominees and other parties, and the Company will reimburse them for their reasonable charges.

  The Company will furnish without charge to any Shareholder, and has included in the Annual Report being mailed to Shareholders on March 31, 1998, a copy of the Company's Annual Report on Form 10-K that it files annually with the Securities and Exchange Commission. A copy of this report for the fiscal year ended December 31, 1997 may be obtained by writing to the Company's Secretary at Terra Nova (Bermuda) Holdings Ltd., Richmond House, 12 Par-La-Ville Road, Hamilton HM 08 Bermuda.

                                          By order of the Board of Directors,

                                          /s/ William O. Bailey

                                          William O. Bailey
                                          Chairman and Chief Executive Officer